Exhibit A
                              EMPLOYMENT AGREEMENT


                  AGREEMENT made the 18th day of January, 1996 (effective, however, only on the Effective Date below set forth) between HEALTH WELLNESS NATIONWIDE CORP. (the "Company"), a Delaware corporation having an office at 2001 West Sample Road, Suite 318, Pompano Beach, Florida 33064, and LEONARD HAIMES, M.D. (the "Employee"), residing at 7356 Mahogany Bend Court, Boca Raton, Florida.

                              W I T N E S S E T H:


                  The Employee is a licensed medical doctor authorized to practice medicine in Florida, engaged in the practice of alternative medicine and employed by Sam Lilly Corp., a Florida Corporation ("Seller"). The Company and Seller are entering into an agreement of even date (the "Agreement and Plan of Reorganization") pursuant to which the Company will acquire the business and assets of Seller. The Company desires to employ the Employee following such acquisition, and the Employee is willing to be so employed, upon the terms and conditions hereinafter set forth.

                  NOW,   THEREFORE,   with   the   foregoing   recitals   deemed
incorporated hereinafter by reference and mae a part hereof, the parties agree as follows:

         1.       Employment.
                  1.1 Term. The Company  employs the Employee,  and the Employee accepts employment with the Company, in the position and with the duties hereinafter set forth, for a term of three (3) years commencing on the Effective Date (as defined in paragraph 1.02 below) unless sooner terminated as hereinbelow provided.
                  1.2 Effective Date. The "Effective Date" shall be deemed to be January 22, 1996.


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         2.       Duties.
                  2.1   General.   The   Employee   shall  be   president  of  a
newly-created  division of the Company  ("Division"),  having as a business  the operation of clinics specializing in complementary medicine. Employee shall establish the first clinic at 7300 North Federal Highway, Boca Raton, Florida ("First Clinic") and shall perform administrative and executive services and perform advisory medicine services for the Division consistent with his other executive duties, shall manage and develop additional clinics of the Division ("Additional Clinics"), and shall perform such other services consistent with his position (including, without limitation, services for parents, subsidiaries, divisions and affiliates of the Company) as may from time to time be assigned to him by the Company's Board of Directors or executive officers. Employee shall have the title of President of the Division.
                  2.2  Performance.  During  the  term  of this  Agreement,  the
Employee shall devote his full time, best efforts and attention to the business, operations and affairs of the Company and the performance of his duties hereunder and, without the Company's consent, shall not engage in any other business activities. Notwithstanding the foregoing, the Employee shall have the right to continue his involvement in Wellness International Network Limited (independent MKK Distributor), Fitness For You, FOrmula Technology and all endorsements, provided that such activities do not interfere with Employee's performance hereunder.
                  2.3      Employee's Representations.  Employee represents and
warrants to and agrees with Company that:
                           (a) Employee is a physician duly licensed to practice
         medicine in the State of Florida, is in good standing with the Florida Medical Society and all licensing and regulatory bodies having jurisdiction over his practice; and is in good standing with all professional and medical societies of which he is a member. Employee has never been disciplined, suspended or


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         remanded as a physician or barred from medical practice, and has had no legal actions brought against him for medical malpractice.
                           (b) Neither the execution nor performance by the Employee of this Agreement is prohibited by or constitutes or will constitute, directly or indirectly, a breach or violation of, or will be adversely affected by, any written or other agreement to which Employee is or has been a party.
                           (c) Except as permitted hereunder or pursuant to the Agreement and Plan of Reorganization, neither Employee nor any business or entity in which he has any interest or from which he receives any payments has, directly or indirectly, any interest of any kind in or is entitled to receive, and neither the Employee nor any such business or entity shall accept, form any person any payments of any kind on account of any services performed by the Employee therefore subsequent to the Effective Date. In addition to any of its other rights and remedies, the Company shall be entitled to receive (and shall also have the right to withhold from any payments to Employee under this Agreement) all amounts paid or payable to Employee or any such other business or entity in breach or violation of this paragraph.
                           (d) Employee shall indemnify and hold the Company free and harmless from and against and shall reimburse it for any and
         all  liabilities,   damages,   losses,judgments,   costs  and  expenses
         (including reasonable counsel fees and other reasonable out-of-pocket expenses) arising out of or resulting from any claim or action by any third party against the Company which constitutes, and the provisions of this 2.3(c) are limited to, a breach or default by the Employee of or under 2.3(a) and 2.3(b) above.

         3.       Compensation and Related Matters.


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                  3.1 Base  Salary.  Employee  shall be paid Thirty Five percent
(35%) of the Executive Salary Pool. The Executive Salary Pool shall be Forty Six and 76/100 percent (46.76%) of the Company's Gross Revenue for the prior fiscal year. Gross Revenue shall be computed by the Company's auditors and shall not include revenue received from Rejuvenation Unlimted of Florida, Inc. The Executive Salary Pool cannot exceed $550,000 for the term of this Agreement.
                  3.2      Omitted.
                  3.3 Expenses. With the prior approval of the Company, Employee shall be entitled to reimbursement for busienss expenses incurred in the performance of Employee's duties upon submission of appropriate vouchers and other supporting data.
                  3.4 Benefits. Employee shall be entitled to (i) participate in all general pension, profit-sharing, bonus, life, medical and other insurance, disability and other employee benefit plans and programs at any time in effect for executive employees of Natural Health Trends, provided, however, that nothing herein shall obligate the Company to establish or maintain any employee benefit plan or program, whether of the type referred to in this clause (i) or otherwise, and (ii) holidays, vacations, and automobile reimbursement in accordance with the Company's policy for executive employees, except that Company will pay for a life insurance policy on the life of Employee for $1,000,000 provided Employee is insurable at commercially acceptable rates with Samantha Haimes as beneficiary.

     4. Termination of Employment; Disability.
        4.1      Termination.
     (a) Should Employee's employment be terminated either by the Company for any of the reasons or for causes set forth in 4.1(b) below, or by Employee voluntarily, Employee's compensation under this Agreement shall end on the effective date of such termination and the Company shall have no obligation to pay Employee the payment provided for in subparagraph (B)

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     of 4.1  above.  In the  event  of  Employee's  death,  the  salary  payable hereunder shall be paid to Employee's estate throughout the term of this Agreement.
                           (b) The "reasons or causes" for Company's termination
         of Employee's employment referred to in 4.2(a) above shall mean and include only the following, provided the Employee is given written notice thereof:
                                    (i)  theft or embezzlement by Employee from,
                  or common law fraud committed by Employee against, the Company
                                    (ii)  commission  by the Employee of any act
                  which,   if   successfully   prosecuted  by  the   appropriate
                  authorities, would constitute a felony under state or federal law;
                                    (iii)  material breach by the Employee of
                  any of his obligations under paragraphs 5.1 through 5.3 below;
                                    (iv) material  breach by the Employee of any
                  other obligation under this Agreement not cured within ten days after written notice thereof from the Company to the Employee;
                                    (v)  material breach of representation and
                  warranty under the
                  Asset Purchase Agreement; or
                                    (vi)  revocation or suspension of license to
         practice medicine.
         If Employee does not notify Company in writing within 30 days after receipt of the aforesaid written notice of the reason or cause for termination that the Employee disputes the Company's determination of such reason or cause, the Company's determination shall be final and binding on the Employee.
                  4.2 Disability. Should the Employee, by reason of illness, mental or physical incapacity or other disability, be unable to perform his regular duties under this Agreement for any


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continuous period of six months or for  non-continuous  periods  aggregating one year, in either such event, the Company may terminate the Employee's employment at any time thereafter upon ten days' prior written notice to the Employee as provided in 4.1(a) above unless prior to the expiration of such ten-day period the Employee returns to full-time work and continues same for a period of at least three months. Any payments to Employee under any disability insurance or plan maintained by the Company shall be applied against and shall reduce the compensation payable by the Company to Employee under this Agreement.
                  4.3 Co-terminous. This Agreement shall be co-terminous with the Employment Agreement entered this date between the Company and Samantha Haimes. Any termination of that agreement shall have the effect of terminating this Agreement.

         5.       Confidential Information; Non-Competition; Discoveries.
                  5.1 Confidential Information. The Employee shall not, at any time during or following termination or expiration of the term of this Agreement, directly or indirectly, disclose, publish or divulge to any person (except in the regular course of the Company's business), or appropriate, use or cause, permit or induce any person to appropriate use, any proprietary, secret or confidential information of the Company including, without limitation, knowledge or information relating to its discoveries, inventions, copyrights, trade secrets, business methods, the names or requirements of its customers or the prices, credit or other terms extended to its customers, all of which the Employee agrees are and will be of great value to the Company and shall at all times be kept confidential. Upon termination or expiration of this Agreement, the Employee shall promptly deliver or return to the Company all materials of a proprietary, secret or confidential nature relating to the Company together with any other property of the Company which may have theretofore been delivered to or may then be in possession of the Employee.
     5.2 Non-Competition. During the term of his employment and for three-year period that this Agreement would have been in effect but for its earlier termination, thereafter, the Employee shall

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not,  without  the prior  consent of the Company in each  instance,  directly or indirectly, in any manner or capacity, whether for himself or any other person and whether as proprietor, principal, owner, shareholder, partner, investor,
director,   officer,   employee,   representative,    distributor,   consultant,
independent contractor or otherwise, engage or have any interest in any entity which is engaged in any business or activity which competes, directly or indirectly, with any business or activity then or theretofore conducted or engaged in by the Company including any business within a radius of 10 miles from a Clinic or a business which the Company then plans to engage in or conduct. Notwithstanding the foregoing, however, the Employee has the right to continue the business conducted by Metabolic Health System, Inc. and Employee may at any time own in the aggregate as a passive (but not active) investment not more than 5% of the stock or other equity interest of any, publicly-traded entity which so competes with the Company.
                  5.3 Discoveries, Etc. The Employee shall promptly disclose to the Company, or its nominee, any and all, and all knowledge of, designs, inventions, discoveries and improvements conceived or made by the Employee during the term of this Agreement and related to the business or activities of the Company, and without further compensation, hereby assigns and agrees to execute any and all instruments of assignment hereafter necessary in order to assign all of his interests therein to the Company or its nominee. Whenever requested to do so by the Company, the Employee shall execute any and all applications, assignments and other instruments and documents which the Company may deem necessary to apply for and obtain letters patent in the Untied States or any foreign country or otherwise to protect the Company's interests therein.
                  5.4 Reasonableness. The Employee agrees that each of the provisions of this Section 5 is reasonable and necessary for the protection of the Company; that each such provision is and is tended to be divisible; that if any such provision (including any sentence, clause or part) shall be held contrary to law or invalid or unenforceable in any respect in any jurisdiction, or as to any one or more periods of time, areas or business activities, or any part thereof, the remaining provisions shall not be affected but shall


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remain in full force and effect as to the other and  remaining  parts;  and that any invalid or unenforceable provision shall be deemed, without further action on the part of the parties hereto, modified, amended and limited to the extent necessary to render the same valid and enforceable in such jurisdiction. The Employee further recognizes and agrees that any violation of any of his agreements in this Section 5 would cause such damage or injury to the Company as would be irreparable and the exact amount of which would be impossible to ascertain and that, for such reason, among others, the Company shall be entitled,  as a matter  of  course,  to  injunctive  relief  from  any  court of
competent  jurisdiction  restraining  any  further  violation.   Such  right  to
injunctive relief shall be cumulative and in addition to, and not in limitation of, all other rights and remedies which the Company may possess.
                  5.5 Survival. The provisions of this Section 5 shall survive the expiration or termination of this Agreement for any reason.

         6.       Miscellaneous.
                  6.1 Notices. All notices under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered against receipt or it mailed by first class registered or certified mail, return receipt requested, addressed to the Company, attention: Chairman, President or Secretary, and to the Employee, at their respective addresses set forth on the first page of this Agreement, or to such other person or address as may be designated by like notice hereunder. Any such notice shall be deemed to have been given on the day delivered, if personally delivered, or on the second day after the date of mailing if mailed.
                  6.2 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns, but no other person shall acquire or have any rights under or by virtue of this Agreement, and the obligations of the Employee under this Agreement may not be assigned or delegated.


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                  6.3  Governing  Law;  Severability.  This  Agreement  shall be governed by and construed and enforced in accordance with the laws and decisions of the State of Florida applicable to contracts made and to be performed therein without giving effect to the principles of conflict of laws. In addition to the provisions of paragraph 5.4 above, the invalidity or unenforceability of any other provision of this Agreement, or the application thereof to any person or circumstance, in any jurisdiction shall in no way impair, affect or prejudice the balance of this Agreement, which shall remain in full force and effect, or the application thereof to other persons and circumstances.
                  6.4 Entire Agreement; Modification; Waiver. This Agreement contains the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior negotiations and oral understandings, if any. Neither this Agreement nor any of its provisions may be modified, amended, waived, discharged or terminated, in whole or in part, except in writing signed by the party to be charged. No wavier of any such provision or any breach of or default under this Agreement shall be deemed or shall constitute a waiver of any other provisions, breach or default.



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                  IN  WITNESS  WHEREOF,  the  parties  have duly  executed  this
Agreement as of the date first above written.

                        HEALTH WELLNESS NATIONWIDE CORP.



                                            By: s\Neal Heller


                                            EMPLOYEE



                                            s\Leonard Haimes, M.D.
                                            Leonard Haimes, M.D.